UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2007

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 31, 2007, SunTrust Banks, Inc. (the “Registrant” or “SunTrust”) entered into an accelerated share repurchase agreement (the “ASR”) with Credit Suisse International (“Credit Suisse”) to purchase $800 million of SunTrust’s common stock from Credit Suisse. As part of the ASR, minimum and maximum share prices have been established based upon the volume weighted average share price over a hedge period. These share prices determine minimum and maximum numbers of shares which will be purchased by SunTrust under the ASR.

On June 5, 2007, SunTrust paid Credit Suisse $800 million (before settlement amounts and expenses). Under the terms of the ASR, Credit Suisse will deliver to SunTrust on June 7, 2007 8,022,254 shares of SunTrust common stock, which is the minimum number of shares that Credit Suisse is required deliver to SunTrust under the ASR. In addition, Credit Suisse could be required to deliver up to 1,691,176 additional shares to SunTrust at the expiration of the ASR term, without additional payment by SunTrust. The number of additional shares to be delivered generally will be based on the volume weighted average share price of SunTrust’s common stock during the term of the ASR, subject to the maximum number of shares established during the hedge period.

Because SunTrust has already paid in full for the shares, for accounting purposes, the 8,022,254 shares will be deemed repurchased when Credit Suisse delivers them to SunTrust, which is expected to occur on June 7, 2007. Any additional shares delivered by Credit Suisse at the expiration of the term of the ASR will be deemed purchased when delivered by Credit Suisse. Credit Suisse is required to deliver such shares promptly after the expiration of the ASR term, which is expected to occur no later than September 7, 2007, although the term of the ASR may be extended or shortened in certain circumstances.

SunTrust expects that Credit Suisse will purchase shares of SunTrust common stock from time to time in the open market in connection with the ASR and may also sell shares in the open market from time to time.

The $800 million of shares of SunTrust common stock to be purchased by SunTrust on June 7, 2007, together with open market repurchases of SunTrust common stock in May, 2007, reflects SunTrust’s repurchase of more than $850 million of its common stock during the second quarter of 2007. The ASR and such repurchases were made in furtherance of the goal announced by SunTrust in a press release dated May 15, 2007 to repurchase $750 million to $1 billion of the SunTrust’s common stock during the remainder of 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: June 6, 2007.	By:	/s/ David A. Wisniewski
David A. Wisniewski,
Group Vice President